Exhibit (b)(2)

PVKG Merger Sub, Inc.

c/o CVC Advisors (U.S.), Inc.

712 Fifth Avenue, 43rd Floor

New York, New York 10019

Attention: Adil Seetal and Emma Barrier

CONFIDENTIAL

November 20, 2018

DEUTSCHE BANK SECURITIES INC.

DEUTSCHE BANK AG NEW YORK BRANCH

60 Wall Street

New York, New York 10005

UBS AG, STAMFORD BRANCH

600 Washington Boulevard

Stamford, Connecticut 06901

UBS SECURITIES LLC

1285 Avenue of the Americas

New York, New York 10019

WELLS FARGO BANK, N.A.

100 Park Avenue

Suite 1400

New York, New York 10017

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

MACQUARIE CAPITAL (USA) INC.

MACQUARIE CAPITAL FUNDING LLC

125 West 55th Street

New York, NY 10019

SG AMERICAS SECURITIES, LLC

SOCIETÉ GENERALE

245 Park Avenue

New York, NY 10167

Project Viking

Joinder to Commitment Letter and Fee Letter

Ladies and Gentlemen:

Reference is made to (a) the commitment letter dated November 6, 2018 (including the exhibits and other attachments thereto, the “Commitment Letter”) among Wells Fargo Bank, National Association (“Wells Fargo”), Deutsche Bank Securities Inc. (“DBSI”), Deutsche Bank AG New York Branch (“DBNY”), UBS AG, Stamford Branch (“UBS”) and UBS Securities LLC (“UBS Securities” together with DBSI, DBNY and UBS, each an “Initial Term Loan Commitment Party” and collectively the “Initial Term Loan Commitment Parties” and collectively with Wells Fargo, the “Initial Commitment Parties”) and PVKG Merger Sub, Inc., an entity organized under the laws of the State of Delaware (the “Buyer”), and (b) the term fee letter dated November 6, 2018 (the “Fee Letter”) among the Initial Term Commitment Parties and the Buyer. Terms used but not defined in this joinder letter (this “Joinder Letter”) shall have the meanings assigned to them in the Commitment Letter and, if not defined therein, the meanings assigned to them in the Fee Letter.

For purposes of this Joinder Letter, the Commitment Letter and the Fee Letter, “Citi” shall mean Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as any of them shall determine to be appropriate to provide the services contemplated herein and therein (subject to the confidentiality, assignment and other provisions hereof and thereof). It is understood and agreed that Citigroup Global Markets Inc. is entering into this Joinder Letter for and on behalf of Citi.

1.	Additional Commitment Parties.

As contemplated by Section 2 of the Commitment Letter, the Initial Commitment Parties and the Buyer hereby agree to the joinder of (i) Citi, (ii) Macquarie Capital (USA) Inc. (“Macquarie Capital”), (iii) Macquarie Capital Funding LLC (“Macquarie Lender”, together with Macquarie Capital, “Macquarie”), (iv) SG Americas Securities, LLC (“SG”) and (v) Société Générale (“SocGen” and, together with SG, Citi and Macquarie, “you” or the “Additional Commitment Parties”, and each, an “Additional Commitment Party”) to the Commitment Letter and the Fee Letter and (a) each Additional Commitment Party hereby agrees to become a “Commitment Party” under the Commitment Letter and the Fee Letter, (b) each of Citi, Macquarie Lender and SocGen hereby agrees to become an “Initial Term Lender” and an “Initial Lender” under the Commitment Letter and the Fee Letter, (c) each of Citi, Macquarie Capital and SG hereby agrees to become a “Term Loan Lead Arranger” and, in its capacity as a Term Loan Lead Arranger, a “Lead Arranger” under the Commitment Letter and the Fee Letter and (d) each reference in the Commitment Letter and the Fee Letter to “we,” “us,” “our,” “parties hereto,” “Commitment Party,” “Initial Term Lender,” “Initial Lender,” “Term Loan Lead Arranger” and/or, in its capacity as a Term Loan Lead Arranger,“Lead Arranger” shall also refer to each Additional Commitment Party in such respective capacity, as applicable.

In furtherance of the foregoing, each of the parties hereto acknowledges and agrees that (i) each Additional Commitment Party shall be subject to all of the obligations, bound by all of the terms and conditions and entitled to all of the rights and benefits applicable to a Commitment

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Party in respect of each of the Term Facilities under the Commitment Letter and the Fee Letter with the same force and effect as if originally named therein as a Commitment Party in respect of each of the Term Facilities, (ii) each of Citi, Macquarie Lender and SocGen shall be subject to all of the obligations, bound by all of the terms and conditions and entitled to all of the rights and benefits applicable to an Initial Term Lender in respect of each of the Term Facilities under the Commitment Letter and the Fee Letter with the same force and effect as if originally named therein as an Initial Term Lender and (iii) each of Citi, Macquarie Capital and SG shall be subject to all of the obligations, bound by all of the terms and conditions and entitled to all of the rights and benefits applicable to a Term Loan Lead Arranger in respect of each of the Term Facilities under the Commitment Letter and the Fee Letter with the same force and effect as if originally named therein as a Term Loan Lead Arranger.

2.	Commitments.

Upon the terms set forth in this Joinder Letter and subject to the terms and conditions set forth in the Commitment Letter, (a) the Initial Term Loan Commitment Parties hereby assign on a pro rata basis to Citi and Citi hereby assumes from the Initial Term Loan Commitment Parties, and commits to provide 12.5% of the commitments to provide each of the Term Facilities (including, without limitation, any increase required as a result of OID or upfront fees required to be funded in connection with the “market flex” provisions of the Fee Letter in respect of the Term Facilities) pro rata across the Term Facilities,(b) the Initial Term Loan Commitment Parties hereby assign on a pro rata basis to Macquarie Lender, and Macquarie Lender hereby assumes from the Initial Term Loan Commitment Parties on, and commits to provide, 12.5% of the commitments to provide each of the Term Facilities (including, without limitation, any increase required as a result of OID or upfront fees required to be funded in connection with the “market flex” provisions of the Fee Letter in respect of the Term Facilities) pro rata across the Term Facilities and (c) the Initial Term Loan Commitment Parties hereby assign on a pro rata basis to SocGen, and SocGen hereby assumes from the Initial Term Loan Commitment Parties, and commits to provide, 10.0% of the commitments to provide each of the Term Facilities (including, without limitation, any increase required as a result of OID or upfront fees required to be funded in connection with the “market flex” provisions of the Fee Letter in respect of the Term Facilities) pro rata across the Term Facilities. It is understood and agreed that the aggregate principal amount of the Term Facilities shall not be increased as a result of such assignments and assumptions, and that the commitment amounts of the Initial Term Loan Commitment Parties with respect to the Term Facilities as set forth in the Commitment Letter shall be reduced in accordance with the Commitment Letter, and permanently on a dollar-for-dollar pro rata basis, as a result of such assignments, with commitments under the Term Facilities after giving effect to the assignments and assumptions set forth on Annex A to this Joinder Letter.

3.	Fees Payable.

As consideration for its commitment hereunder and under the Commitment Letter, each Additional Commitment Party shall be entitled to its pro rata share of the fees set forth in the Fee Letter for the benefit of each Initial Lender in proportion to its allocated commitments under the Commitment Letter (after giving effect to this Joinder Letter), in each case, if and when any such fees become payable pursuant to the terms and conditions of the Fee Letter.

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4.	Titles and Roles.

Notwithstanding anything contained herein to the contrary, in accordance with the Commitment Letter, it is hereby agreed that (a) DBSI will have “lead left” placement on the cover page of any marketing materials for the First Lien Facilities and UBS Securities will be immediately to the right of DBSI, and, in each case will hold the respective roles and responsibilities conventionally understood to be associated with each such name placement, (b) UBS Securities will have “lead left” placement on the cover page of any marketing materials for the Second Lien Facility and DBSI will be immediately to the right of UBS Securities, and, in each case will hold the respective roles and responsibilities conventionally understood to be associated with each such name placement, (c) each of Citi, Macquarie Capital and SG will have “right side” designation and placement in the order set forth herein to the right of DBSI and UBS Securities on any marketing materials for the Term Facilities and, in each case, each of Citi, Macquarie Capital and SG will hold the roles and responsibilities conventionally understood to be associated with such name placements and (d) the Buyer hereby appoints (i) each of Citi, Macquarie Lender and SocGen, and each of Citi, Macquarie Lender and SocGen hereby agrees to act, as an Initial Term Lender and (ii) each of Citi, Macquarie Capital and SG, and each of Citi, Macquarie Capital and SG hereby agrees to act, as Term Loan Lead Arranger for each of the Term Facilities, in each case of clauses (i) and (ii), upon the terms and subject to the conditions set forth in this Joinder Letter and the Commitment Letter.

5.	Amendments.

Each of the parties hereto agree that, with effect from and on the date hereof, the Commitment Letter and the Fee Letter shall be amended by replacing all references therein to “Term Lead Arranger” and “Term Lead Arrangers” with “Term Loan Lead Arranger” and “Term Loan Lead Arrangers”, respectively.

6.	Counterparts; Conflict; Governing Law.

This Joinder Letter is intended solely for the benefit of the parties hereto and their successors and assigns permitted under the Commitment Letter (and, to the extent expressly provided in Section 7 of the Commitment Letter, the Indemnified Persons) and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and their successors and assigns permitted under the Commitment Letter (and, to the extent expressly provided in Section 7 of the Commitment Letter, the Indemnified Persons). This Joinder Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the parties hereto. This Joinder Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Joinder Letter by facsimile transmission or by “.pdf” or similar electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Joinder Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Joinder Letter. This Joinder Letter constitutes an amendment to the Commitment Letter and the Fee Letter, each of which shall remain in full force and effect as amended hereby. Except as expressly set forth herein, nothing contained in this Joinder Letter shall constitute a modification or waiver of any other

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provision of the Commitment Letter or the Fee Letter. From and after the date hereof, any reference to the Commitment Letter or the Fee Letter in any agreement, document, undertaking or course of dealing (verbal or otherwise) shall be deemed to be a reference to the Commitment Letter or the Fee Letter, as applicable, each as amended hereby. This Joinder Letter, the Commitment Letter and the Fee Letter contain the entire agreement of the parties hereto relating to the subject matter hereof and thereof and supersede any prior negotiations or agreements, whether oral or written, among the parties hereto relative to such subject matter. The governing law provisions contained in Section 10 of the Commitment Letter are incorporated herein by reference, mutatis mutandis; provided, that all references therein to “this Commitment Letter” shall be deemed to refer to this Joinder Letter.

7.	Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THE ACQUISITION, THIS JOINDER LETTER, THE COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE BY YOU OR ANY OF YOUR AFFILIATES OF THE SERVICES HEREUNDER OR THEREUNDER.

8.	Jurisdiction.

The jurisdiction provisions contained in Section 10 of the Commitment Letter are incorporated herein by reference, mutatis mutandis; provided, that all references therein to “this Commitment Letter” shall be deemed to refer to this Joinder Letter.

9.	Indemnity

The indemnity provisions contained in Section 7 of the Commitment Letter are incorporated herein by reference, mutatis mutandis; as if all references therein to “this Commitment Letter” shall be deemed to also include this Joinder Letter.

10.	Confidentiality.

The confidentiality provisions contained in Section 9 of the Commitment Letter are incorporated herein by reference, mutatis mutandis; provided, that all references therein to “this Commitment Letter” shall be deemed to refer to this Joinder Letter; provided further that the proviso in clause (e) of the second paragraph of Section 9 of the Commitment Letter shall not apply to Macquarie and its respective affiliates, in each case solely to the extent that any such information that is published, disclosed or otherwise divulged to such affiliate or representative is done so on a “need to know” basis solely in connection with the transactions contemplated by the Commitment Letter and any such affiliate or representative is informed of the confidential nature of such information and is or has been advised of their obligation to keep information of this type confidential).

11.	Termination.

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This Joinder Letter and the commitments and agreements of each Additional Commitment Party hereunder shall automatically terminate as set forth in the last paragraph of Section 10 of the Commitment Letter; provided, that the termination of any commitment pursuant to this sentence does not prejudice our or your rights and remedies in respect of any breach of this Joinder Letter or the Commitment Letter; provided, further, that termination of this Joinder Letter shall be subject to Section 9 of the Commitment Letter.

[Remainder of page intentionally left blank]

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Very truly yours,

PVKG MERGER SUB, INC.

By:	/s/ James Christopoulos
Name: James Christopoulos
Title: Secretary

[Signature Page to Joinder Letter]

Accepted and agreed to as of

the date first above written:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Frank Fazio
Name: Frank Fazio
Title: Managing Director

By:	/s/ Alvin Varughese
Name: Alvin Varughese
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Frank Fazio
Name: Frank Fazio
Title: Managing Director

By:	/s/ Alvin Varughese
Name: Alvin Varughese
Title: Director

[Signature Page to Joinder Letter]

UBS AG, STAMFORD BRANCH

By:	/s/ Luke Bartolone
Name: Luke Bartolone
Title: Executive Director

By:	/s/ Michael Lawton
Name: Michael Lawton
Title: Managing Director

UBS SECURITIES LLC

By:	/s/ Luke Bartolone
Name: Luke Bartolone
Title: Executive Director

By:	/s/ Michael Lawton
Name: Michael Lawton
Title: Managing Director

[Signature Page to Joinder Letter]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ John Hanley
Name: John Hanley
Title: Senior Vice President

[Signature Page to Joinder Letter]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Scott Sartorius
Name: Scott Sartorius
Title: Managing Director

[Signature Page to Joinder Letter]

MACQUARIE CAPITAL (USA) INC.

By:	/s/ Ayesha Farooqi
Name: Ayesha Farooqi
Title: Managing Director

By:	/s/ Michael Barrish
Name: Michael Barrish
Title: Managing Director

MACQUARIE CAPITAL FUNDING LLC

By:	/s/ Ayesha Farooqi
Name: Ayesha Farooqi
Title: Authorized Signatory

By:	/s/ Michael Barrish
Name: Michael Barrish
Title: Authorized Signatory

[Signature Page to Joinder Letter]

SG AMERICAS SECURITIES, LLC

By:	/s/ Eugene Kabakov
Name: Eugene Kabakov
Title: Director

SOCIETÉ GENERALE

By:	/s/ Eugene Kabakov
Name: Eugene Kabakov
Title: Director

[Signature Page to Joinder Letter]

Annex A

First Lien, Delayed Draw and Second Lien Term Loan Commitments

Commitment Party	Current Committed Percentage	Revised Committed Percentage
	(in each case, pro rata across the Term Facilities)	(in each case, pro rata across the Term Facilities)
DBNY	50.0% of each of the Term Facilities	32.5% of each of the Term Facilities
UBS	50.0% of each of the Term Facilities	32.5% of each of the Term Facilities
Citi	0.0% of each of the Term Facilities	12.5% of each of the Term Facilities
Macquarie Lender	0.0% of each of the Term Facilities	12.5% of each of the Term Facilities
SocGen	0.0% of each of the Term Facilities	10.0% of each of the Term Facilities